REGENCY REALTY CORPORATION
                           1993 LONG TERM OMNIBUS PLAN



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                                       iii
                           REGENCY REALTY CORPORATION
                           1993 LONG TERM OMNIBUS PLAN

                                Table of Contents

                                                                            Page


Article I.  Purpose..........................................................1
      1.1   Purpose..........................................................1
      1.2   Adoption.........................................................1

Article II. Definitions......................................................1
      2.1   Affiliate........................................................1
      2.2   Annual Retainer..................................................1
      2.3   Award............................................................1
      2.4   Award Agreement..................................................1
      2.5   Board............................................................1
      2.6   Code.............................................................1
      2.7   Committee........................................................1
      2.8   Company Matching Contribution....................................2
      2.9   DEU Option.......................................................2
      2.10  Dividend Equivalent Account......................................2
      2.11  Dividend Equivalent Units........................................2
      2.12  Exchange Act.....................................................2
      2.13  Fair Market Value................................................2
      2.14  Incentive Stock Option...........................................2
      2.15  Key Employee.....................................................2
      2.16  Net Dividend Rate................................................2
      2.17  Non-Employee Director............................................2
      2.18  Non-Qualified Stock Option.......................................3
      2.19  Option...........................................................3
      2.20  PRT Merger Agreement.............................................3
      2.21  Participant......................................................3
      2.22  Performance Award................................................3
      2.23  Plan.............................................................3
      2.24  Plan Year........................................................3
      2.25  Quarterly Period.................................................3
      2.26  Released Securities..............................................3
      2.27  Restricted Stock.................................................3
      2.28  Rule 16b-3.......................................................3
      2.29  Share Equivalents................................................3
      2.30  Shares...........................................................3
      2.31  Share Value......................................................3
      2.32  Stock Appreciation Rights........................................4
      2.33  Stock Purchase Award.............................................4

Article III.  Administration.................................................4
      3.1   Committee........................................................4
      3.2   Delegation of Authority..........................................4

Article IV. Shares...........................................................5
      4.1   Number of Shares Available.......................................5
      4.2   Shares Subject to Terminated Awards..............................5
      4.3   Adjustments......................................................5

Article V.  Participation....................................................6
      5.1   Eligible Participants............................................6

Article VI. Stock Options and Stock Appreciation Rights......................6
      6.1   Grant of Option..................................................6
      6.2   Award of Dividend Equivalent Units...............................7
      6.3   Stock Appreciation Rights........................................9
      6.4   Compliance With Code Section 162(m)..............................9

Article VII.  Restricted Stock...............................................9
      7.1   Restricted Stock Awards..........................................9

Article VIII. Stock Purchase Awards.........................................10
      8.1   Grant of Stock Purchase Award...................................10

Article IX. Performance Awards..............................................10
      9.1   Performance Awards..............................................10
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Article X.  Other Share-Based Awards........................................11
      10.1  Grant of Other Awards...........................................11
      10.2  Terms of Other Awards...........................................12

Article XI. Non-Employee Director Awards....................................12
      11.1  Automatic Grant of Non-Employee Director Option Awards..........12
      11.2  Payment of Annual Retainer......................................13

Article XII.  Non-Employee Director Share Purchase Rights...................14
      12.1  Share Purchase Rights...........................................14
      12.2  Company Matching Contribution...................................14
      12.3  Deferral Election...............................................15
      12.4  Termination of Participation....................................15
      12.5  Registration....................................................15

Article XIII. Terms Applicable to All Awards Granted Under the Plan.........15
      13.1  Award Agreement.................................................15
      13.2  No Consideration for Awards.....................................16
      13.3  Awards May Be Granted Separately or Together; No Limitations
            on Other Awards to Non-Employee Directors.......................16
      13.4  Limitations on Transfer of Awards...............................16
      13.5  Term............................................................16
      13.6  Taxes...........................................................16
      13.7  Rights and Status of Recipients.................................17
      13.8  Awards Not Includable for Benefit Purposes......................17
      13.9  Share Certificates; Representation by Key Employee Participants;
            Registration Requirements.......................................17
      13.10 Amendments to Awards............................................17
      13.11 Adjustment to Awards Upon Certain Acquisitions..................17
      13.12 Correction of Defects, Omissions, and Inconsistencies...........17

Article XIV.  Amendment and Termination.....................................18
      14.1  Amendment.......................................................18
      14.2  Termination.....................................................18

Article XV. General Provisions..............................................18
      15.1  Effective Date of the Plan......................................18
      15.2  Term of Plan....................................................18
      15.3  Governing Law...................................................18
      15.4  Unfunded Status of Plan.........................................18
      15.5  Headings........................................................19
      15.6  Severability....................................................19



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004.132335.5
                                        2
004.132335.5

                           REGENCY REALTY CORPORATION
                           1993 LONG TERM OMNIBUS PLAN

Article I.  Purpose

1.1 Purpose. The purpose of the Regency Realty Corporation 1993 Long Term Omnibus Plan, as amended (the "Plan"), is to assist Regency Realty Corporation (the "Company"), together with any successor thereto, and its Affiliates, to attract and retain highly competent individuals to serve as Key Employees and as Non-Employee Directors who will contribute to the Company's success, and to motivate such Non-Employee Directors and Key Employees to achieve long-term objectives which will inure to the benefit of all shareholders of the Company.

1.2 Adoption. The Plan has been approved by the Board of Directors of the Company subject to the approval of the Company's shareholders.

Article II. Definitions

      For purposes of this Plan, capitalized terms shall have the following meanings:

2.1 Affiliate means any entity of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company. "Affiliate" also includes, other than for purposes of issuance of Incentive Stock Option Awards under the Plan, Regency Realty Group, Inc. and its wholly-owned subsidiaries.

2.2 Annual Retainer means the total amount each Non-Employee Director is entitled to receive as annual director's fees, including fees for service as committee member and chair, for serving as a director of the Company, and any attendance or other director fees or payments for other services of the Non-Employee Director to the Company or its Affiliates, at the rate in effect on the date an Award is granted to such Non-Employee Director pursuant to Article XI.

2.3 Award means any Non-Qualified Stock Options or Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Purchase Awards, Performance Awards, or any other award made under the terms of the Plan (other than Shares acquired by Non-Employee Directors pursuant to Article XII), or any Award granted to a Non-Employee Director pursuant to Article XI.

2.4 Award Agreement means a written agreement, contract, or other instrument or document specifically setting forth the terms and conditions of any Award granted under the Plan.

2.5   Board means the Board of Directors of the Company.

2.6 Code means the Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee means a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors.

2.8 Company Matching Contribution means the amount contributed by the Company pursuant to Section 12.2 based on the amount of a Non-Employee Director's Total Purchases.

2.9 DEU Option means an Option that also carries the right to receive Dividend Equivalent Units.

2.10 Dividend Equivalent Account means an account established for a Participant pursuant to Section 6.2 to which there are credited Dividend Equivalent Units for any DEU Option held by the Participant.

2.11 Dividend Equivalent Units means the right to receive additional Shares, based on dividends paid on Shares, which right may be awarded with respect to an Option as described in Section 6.2.

2.12  Exchange Act means the Securities Exchange Act of 1934, as amended.

2.13 Fair Market Value means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14 Incentive Stock Option means an Option designated as an incentive stock option as defined in Code Section 422.
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2.15 Key  Employee  means any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate as determined by the Committee. For purposes of the grant of substitute options pursuant to the PRT Merger Agreement, each of Dennis H. Alberts, Jane E. Mody and Joshua M. Brown shall be deemed to be a Key Employee even though such person may not be a Key Employee of the Company or of any Affiliate. In connection with any merger, acquisition or other business combination to which the Company or any Affiliate is a party, the Board is authorized to designate other persons who may be deemed Key Employees for purposes of the Plan (other than the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Affiliate following the business combination, provided that the Board determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more
plans  of  the   predecessor   employer,   constitutes   appropriate   severance
compensation.

2.16 Net Dividend Rate means as to any dividend record date the cash dividend in question computed on an annualized basis, divided by the exercise price of the DEU Option, less the average annual dividend yield on the date the DEU Option was awarded for the companies included in the Standard and Poors 500 Index (or such other similar index selected by the Committee), as determined under procedures established by the Committee.

2.17 Non-Employee Director means each member of the Board who is not an employee of the Company or any Affiliate.

2.18 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option as defined by Code Section 422.

2.19 Option means any option to purchase Shares granted pursuant to the Plan, including any reload feature which also may be awarded.

2.20 PRT Merger Agreement means the Agreement and Plan of Merger dated September 23, 1998 between the Company and Pacific Retail Trust.

2.21 Participant shall mean any Key Employee (referred to as a Key Employee Participant) or any Non-Employee Director (referred to as a Non-Employee Director Participant) receiving an Award under the Plan.

2.22 Performance Award means the right, granted pursuant to Article IX, to receive an Award, payable in cash or Shares or a combination of both at the end of a specified period for which performance goals have been established.

2.23 Plan means the Regency Realty Corporation 1993 Long Term Omnibus Plan as set forth herein, and as the same may be amended from time to time.

2.24 Plan Year means the twelve month period ending on any December 31.

2.25 Quarterly Period means a consecutive three month period commencing on the first day of each January, April, July and October.

2.26 Released Securities mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

2.27 Restricted Stock means Shares subject to restrictions imposed in connection with Awards granted under the Plan.

2.28 Rule 16b-3 means Rule 16b-3 as promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.29 Share Equivalents means securities of the Company or any Affiliate which are convertible into or exchangeable for Shares, including units of limited partnership interest of Regency Centers, L.P. which are exchangeable for Shares, but shall exclude Options and any Shares of special common stock of the Company counted as Shares.

2.30 Shares mean the shares of common stock of the Company, $.01 par value per share, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4.3 of the Plan. Shares shall also include shares of special common stock of the Company, $.01 par value per share, except that if shares of special common stock are convertible into a different number of shares of common stock, such shares of special common stock shall be treated as Share Equivalents.

2.31 Share Value means the value of a Share based on the average of the closing prices of a Share, as determined by the Committee, during the Quarterly Period.

2.32 Stock  Appreciation  Rights mean awards granted in accordance  with Article
VI.

2.33 Stock Purchase Award means an Award, granted in accordance with Article VIII, of the right to acquire Shares of the Company.
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Article III.......Administration

3.1 Committee. The Plan will be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee shall be exercised by the Board. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Key Employees to be Participants; (ii) determine the type or types of Awards to be granted to Key Employee Participants under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Key Employee Participants; (iv) determine the terms and conditions of any Award granted to a Key Employee Participant; (v) determine whether, to what extent, and under what circumstances Awards granted to Key
Employee Participants may be settled or exercised in cash, Shares, other securities, other awards, or other property, or canceled, forfeited, or suspended to the extent permitted in Sections 13.10--13.12 of the Plan, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award granted to Key Employee Participants under the Plan shall be deferred either automatically or at the election of the holder thereof; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Key Employee Participant, any Non-Employee Director Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Option Awards to Non-Employee Directors under Section 11.1 of the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Article XI of the Plan.

      The Committee shall solicit and consider the recommendations of the Chief Executive Officer of the Company with regard to, among other things, the designation of Key Employee Participants, the type of Awards to be granted under the Plan to such Key Employee Participants and the number of Shares to be subject thereto, and the other terms and conditions of such Awards.

3.2 Delegation of Authority. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee with respect to awards to Key Employee Participants other than those who are subject to the provisions of Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers. In addition, the Committee may appoint an administrator to administer the Non-Employee Director Share purchase program set forth in Article XII and assist the Committee with the related recordkeeping and other ministerial type functions.

Article IV. Shares

4.1 Number of Shares Available. The maximum number of Shares which may be issued under the Plan is the lesser of (1) 8,520,000 Shares, or (2) 12 percent of all Shares and Share Equivalents then outstanding, except that this 12 percent limitation shall not invalidate any Awards made prior to a decrease in the number of outstanding Shares or Share Equivalents even though such Awards have resulted or may result in Shares constituting more than 12 percent of the outstanding Shares and Share Equivalents being available for issuance under the Plan. Shares available under the Plan which are not awarded in one particular year may be awarded in subsequent years. Any and all Shares may be issued in respect of any of the types of Awards. The Shares to be offered under the Plan may be authorized and unissued Shares or treasury Shares. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

4.2 Shares Subject to Terminated Awards. The (i) Shares covered by any unexercised portions of terminated Options, (ii) Shares forfeited as provided under the Plan, and (iii) Shares subject to any Awards which are otherwise surrendered by the Participant and as to which Shares no Participant has received any payment or other benefit of ownership with respect thereto, may again be subject to new Awards under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the gross number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares used to measure the amount payable to a Participant in respect of an earned Performance Award shall not again be available for the grant of Awards under the Plan. Shares issued in payment of Performance Awards which are denominated in cash amounts shall not again be available for the grant of Awards under the Plan.

4.3 Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be issued under the Plan, (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant, purchase, or exercise price with respect to any Award, and (iv) the number and type of outstanding Dividend Equivalent Units, or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, Nonqualified Stock Option Awards subject to grant or previously granted to Non-Employee Directors under the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option Awards.

Article V.  Participation

5.1 Eligible Participants. Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Key Employee Participant. Key Employees who hold unexercised options under the Pacific Retail Trust 1996 Share Incentive Plan and became employees of the Company or any of its Affiliates as a result of the merger shall receive substitute options pursuant to and on the terms set forth in the PRT Merger Agreement. All Non-Employee Directors shall be Participants and receive Awards as provided in Article XI of the Plan (the provisions of which are automatic and non-discretionary in operation), shall have the right to receive Options under Article VI, and shall have the right to purchase Shares from the Company pursuant to Article XII.

Article VI. Stock Options and Stock Appreciation Rights

6.1 Grant of Option. The Committee is hereby authorized to grant Options to Key Employee Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. The Board is hereby authorized to grant Options to Non-Employee Directors as set forth below with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine, and any reference to the Committee in this Article V shall mean the Board with reference to any Options granted to Non-Employee Directors under this Article V.

(a) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Share on the date of grant of such Option, which shall not be earlier than the date on which the Committee approves such grant.

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date of grant.

(c) Exercisability and Method of Exercise. An Option Award may contain such performance targets and waiting periods, and shall become exercisable in such manner and within such period or periods and in such installments or otherwise, as shall be determined by the Committee at the time of grant. The Committee shall also determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer). No Shares shall be issued until payment, as provided herein, therefor has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to Shares subject to the Option when the Participant has given written notice of exercise and has paid for such Shares as provided herein. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of Shares issued on exercise of the Option shall be subject to the same restrictions and conditions for the remainder of the Award Period applicable to the Restricted Stock surrendered therefor. In the case of Incentive Stock Options the right to make payment of the purchase price in the form of Shares may be authorized only at the time of grant.

(d) Incentive Stock Options. The maximum number of Incentive Options which may be awarded under the Plan is 8,520,000. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422, or any successor provision thereto, and any regulations promulgated thereunder.

(e) Reload Feature. The Committee shall have the authority to specify, at the time of grant or, with respect to Non-qualified Stock Options, at or after the time of grant, that a Key Employee Participant's Options, in part or in whole, shall include a "reload feature." The reload feature is a provision which the Committee may, but is not required to, include in any Option granted to Key Employee Participants under this Plan to the effect that at such time as the original Option is exercised, the optionee shall automatically be granted a new Option pursuant hereto to purchase a number of Shares equal to the number of Shares utilized by the optionee to pay the option exercise price on the original option. A reload Option shall have an exercise price equal to the Fair Market Value of the Shares on the date it is granted and shall expire on the stated expiration date of the original Option. A reload Option shall contain such other terms and conditions as the Committee, in its discretion, deems to be desirable.

6.2 Award of Dividend Equivalent Units. If so specified by the Committee, a Participant who is awarded an Option under the Plan shall also receive Dividend Equivalent Units with respect to such Option ("DEU Option"), as follows, and each Non-Employee Director receiving an Option under Section 11.1(a) at any time after the 1999 annual meeting shall receive Dividend Equivalent Units with respect to such DEU Option, as follows:

(a) With respect to the number of Shares subject to a DEU Option, a notional number of shares shall be credited to an account ("Dividend Equivalent Account") to be established for the Participant, which account shall be unfunded and unsecured and shall be held with the general assets of the Company. Each such credit shall be recorded as of the first business day of the calendar quarter immediately following each record date for a cash dividend declared on Shares for any DEU Option which is outstanding on such record date. The notional share amounts (such amounts, together with any amounts credited pursuant to Section 6.2(b), the "Dividend Equivalent Units") credited to the Participant's Dividend Equivalent Account shall be the aggregate number of Shares, rounded to the nearest whole Share, derived by (1) multiplying (x) the Net Dividend Rate by (y) the exercise price of the DEU Option, (2) dividing the product thereof by four (or whatever other multiplier was used in arriving at the annualized dividend rate), (3) multiplying the resultant quotient by the number of Shares subject to the unexercised portion of the DEU Option as of the dividend record date, and
(4) dividing the product thereof by the average closing price of a Share during the immediately preceding calendar quarter on the principal exchange on which the Shares are traded. For example, assume that (1) on January 1, 2000 the Committee awards a DEU Option to a Key Employee for 1,000 Shares having an exercise price of $25 per Share, (2) on January 1, 2000, the average annual yield of the Standard and Poors 500 Index is 1.5%, (3) the Board declares a quarterly dividend of $.50 for shareholders of record as of February 10, 2000,
(4) the Participant has not exercised the DEU Option as of February 10, 2000, and (5) the average closing price for Shares on the New York Stock Exchange during the calendar quarter ending March 31, 2000 is $26. The Net Dividend Rate for the DEU Option is 4 times .$50 divided by $25, i.e., 8.0%, less 1.5%, or 6.5%. As of April 3, 2000, the first business day of the next calendar quarter, there would be credited to the Participant's Dividend Equivalent Account the number of Dividend Equivalent Units as follows: First, 6.5% times $25 divided by 4 times 1,000 Shares equals $406.25. Next, $406.25 divided by $26 equals 15.625 Shares, or 16 Dividend Equivalent Units, rounded to the nearest whole number.

(b) Dividend Equivalent Units shall be credited for each Dividend Equivalent Unit on the same basis as on the Shares subject to the unexercised portion of the DEU Option, except that the actual dividend rate per Share shall be used instead of the Net Dividend Rate.

(c) Unless determined otherwise by the Committee with respect to DEU Options awarded to Key Employees, Dividend Equivalent Units (including Dividend Equivalent Units paid on DEU Options issued to Non-Employee Director pursuant to
Section 11.1(a)) shall be subject to the following terms and conditions:

(1) Dividend Equivalent Units shall vest in accordance with the vesting schedule applicable to the DEU Option with respect to which the Dividend Equivalent Unit was awarded.

(2) All Dividend Equivalent Units which are not vested upon the Participant's date of termination of employment (or termination as a Non-Employee Director, as the case may be) shall be forfeited.

(3) At the election of the Participant, any vested Dividend Equivalent Units may be withdrawn from the Participant's Dividend Equivalent Account, upon delivery of written notice to the Committee stating the number of vested Dividend Equivalent Units being withdrawn. As promptly as practicable after receipt of written notice of withdrawal, the Committee shall cause one whole Share to be issued for each Dividend Equivalent Unit so withdrawn. Any fractional Dividend Equivalent Units withdrawn from the Participant's Dividend Equivalent Account shall be settled in cash, based on the Fair Market Value of a Share on the date of the notice of withdrawal. The Participant shall be deemed to have withdrawn all vested Dividend Equivalent Units on the date of termination of employment (or termination as a Non-Employee Director, as the case may be.

(d) The Committee shall have sole and absolute authority to award other types of Dividend Equivalent Units to Key Employees from time to time, and the Board of Directors shall have sole and absolute authority to award other types of Dividend Equivalent Units to Non-Employee Directors from time to time. In addition, the Committee shall have sole and absolute authority to revise the procedure for determining the value of Shares, the Net Dividend Rate and the crediting date for Dividend Equivalent Units if the Committee determines, in its sole and absolute discretion, that such revised procedure simplifies the administration of Dividend Equivalent Units or more fairly reflects the intent of this Section 6.2 and the Committee determines that the impact of such revision is not significant in terms of the amount to be credited to Dividend Equivalent Accounts.

6.3 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employee Participants. Stock Appreciation Rights granted in tandem with Incentive Stock Options may only be granted simultaneously with the grant of the related Incentive Stock Option to such Participant. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether Stock Appreciation Rights will be settled in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

6.4 Compliance With Code Section 162(m). Notwithstanding any other provision of the Plan, the maximum number of Options and Stock Appreciation Rights, in the aggregate, which may be awarded to any individual Key Employee Participant during any calendar year under the Plan is 400,000 Shares and/or Rights.

Article VII.......Restricted Stock

7.1 Restricted Stock Awards. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employee Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Non-Employee Directors shall not be eligible to be granted Restricted Stock under this Article VII.

(a)  Restrictions.  The  Committee  may  grant to any Key  Employee  an Award of
Restricted Stock in such number, and subject to such terms and conditions relating to forfeitability (whether based on performance standards, periods of service or otherwise) and relating to restrictions (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b) Registration. Any Restricted Stock granted under the Plan to a Key Employee Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Key Employee Participant, such certificate shall be registered in the name of the employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(c) Shareholder Rights. Unless otherwise provided by an Award Agreement, a Key Employee Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive dividends (or dividend equivalents); provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions, and evidenced in the same manner, as such Restricted Stock and shall be evidenced in the same manner as such Restricted Stock.

(d) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Key Employee Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions, shall be delivered to the employee, or, if the employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(e) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Key Employee (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the employee and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Key Employee Participant.

Article VIII......Stock Purchase Awards

8.1 Grant of Stock Purchase Award. The Committee is hereby authorized to grant Stock Purchase Awards to Key Employee Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Non-Employee Directors shall not be eligible to be granted Stock Purchase Awards under the Plan.

(a) Issuance. A Stock Purchase Award shall consist of the right to purchase Shares of the Company and to pay for such Shares with a stock purchase loan, the terms of which shall be as set forth in the Award Agreement and which may include forgiveness by the Company of a portion of such indebtedness over such time, or pursuant to such schedule, as is determined by the Committee and set forth in such Award Agreement. The Committee may, when it finds that additional forgiveness by the Company of indebtedness under a stock purchase loan is in the interest of the Company, forgive any or all remaining indebtedness with respect to Shares covered by such Award Agreement whether or not such forgiveness is specifically provided for in such Award Agreement.

(b) Tax Loan. The Committee may also provide a "tax loan" to Key Employee Participants equal to a percentage of any federal, state, and local taxes which such Participant incurs as a result of the forgiveness of the loan described in
(a), above.

Article IX. Performance Awards

9.1 Performance Awards. The Committee is hereby authorized to grant Performance Awards to Key Employee Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Non-Employee Directors shall not be eligible to be granted Performance Awards under the Plan.

(a) Issuance. A Performance Award shall consist of the right to receive a payment (measured by (i) the Fair Market Value of a specified number of Shares at the end of the Award period or (ii) the increase in the Fair Market Value of a specified number of Shares during the Award period or (iii) a fixed cash amount payable at the end of the Award period) contingent upon the extent to which certain predetermined performance targets have been met during an Award period.

(b) Performance Targets. The performance targets may include individual performance standards or specified levels of funds from operations, earnings per share, return on investment, return on shareholder equity and/or such other goals related to the performance of the Company as may be established by the Committee in its sole discretion. The Committee, in its sole discretion, but only under circumstances when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement as determined by the Committee, may change the performance targets for any Award period at any time prior to the final determination of the Award.

(c) Earning Performance Awards. The Committee at the date of grant shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets. The degree of attainment of performance targets shall be determined as of the last day of the Award period. In the event the minimum performance targets established by the Committee are not achieved, no payment shall be made to the Participant.

(d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or Shares (based on the Fair Market Value of a Share on the last day of the Award period), or a combination of cash and Shares at the sole discretion of the Committee. Payment normally will be made as soon as is practicable following the end of an Award period; the Committee, however, may permit deferral of the payment of all or a portion of a Performance Award payable in cash upon the request of the Participant timely made in accordance with rules prescribed by the Committee. Deferred amounts may generate earnings for the Participant under the conditions of a separate agreement approved by the Committee and executed by the Participant. The Committee, in its sole discretion, may define in the Award Agreement such other conditions of payment of earned Performance Awards as it may deem desirable in carrying out the purposes of the Plan.

Article X.  Other Share-Based Awards

10.1 Grant of Other Awards. Other Awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards under the Plan by the Committee to Key Employee Participants or by the Board to Non-Employee Directors. Subject to the provisions of the Plan, the Committee (or the Board in the case of an Award to a Non-Employee Director) shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee (or the Board in the case of an Award to a Non-Employee Director) determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

10.2 Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Shares issued as a bonus pursuant to this Article X shall be issued for such consideration as the Committee (or the Board in the case of an Award to a Non-Employee Director) shall determine, in its sole discretion, but purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

Article XI. Non-Employee Director Awards

11.1  Automatic Grant of Non-Employee Director Option Awards.

(a) Periodic Option Awards. Each person serving as a Non-Employee Director of the Company on December 31, 1994, and December 31 of each succeeding year, through and including December 31, 1998, shall, as of each such date, be granted a Nonqualified Stock Option Award consisting of an option to purchase 1,000 Shares. Each person serving as a Non-Employee Director immediately following any annual meeting of shareholders of the Company, beginning with the 1999 annual meeting, and who is not initially elected to membership on the Board at the annual meeting in question shall be granted on the date of such annual meeting a Nonqualified Stock Option Award consisting of an option to purchase 5,000 Shares and the right to receive Dividend Equivalent Units with respect thereto. The exercise price for such Options shall be the greater of the Fair Market Value of the Shares on the date of such grant or the average of the closing prices of Shares, as determined by the Committee, on the 20 business days preceding the date of such grant. The Dividend Equivalent Units shall have the terms and conditions set forth in Section 6.2.

(b) Initial Option Awards. Upon initial election to membership on the Board, at any time prior to January 1, 1999, each Non-Employee Director joining the Board for the first time shall receive a Nonqualified Stock Option Award consisting of an Option to purchase 2,000 Shares, with an exercise price equal to the greater of the Fair Market Value of the Shares on the date of such grant or the average trading price of Shares, as determined by the Committee, on the 20 business days preceding the date of such grant. Non-Employee Directors who (1) were directors of Pacific Retail Trust immediately prior to the effective time of the merger of Pacific Retail Trust into the Company, (2) hold unexercised options under the Pacific Retail Trust 1996 Share Incentive Plan, and (3) become non-employee directors of the Company, shall receive substitute options pursuant to and on the terms set forth in the Merger Agreement.

(c) Restrictions. A Non-Employee Director must serve continuously as a Non-Employee Director of the Company for a period of twelve consecutive months from the date of grant of an Option Award under this Article XI before he or she can exercise any part of such Award. On and after the first anniversary of the date of grant, the Non-Employee Director may exercise an Award granted under this Article XI prior to the 1999 annual meeting of shareholders with respect to any or all Shares covered thereby, at any time or from time to time before the expiration of the stated term of the Award. Awards granted under this Article XI after the 1999 annual meeting of shareholders become exercisable in 25% increments on each anniversary date of grant, beginning with the first anniversary date and ending on the fourth anniversary date. Each Award granted under this Article XI shall expire ten years (10) from the date of grant.

(d)   Termination.

(1) If a Non-Employee Director's service with the Company terminates by reason of death or disability (within the meaning of Code Section 22(a)(3)) any Option Award granted under this Article XI to such Non-Employee Director prior to the 1999 annual meeting of shareholders may be exercised for a period of two (2) years from the date of such termination or until the expiration of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Non-Employee Director. If a Non-Employee Director's service with the Company terminates other than by reason of death or disability, under mutually satisfactory conditions, any such Award held by such Non-Employee Director may be exercised for a period of two (2) years from the date of such termination, or until the expiration of the stated term of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Non-Employee Director.

(2) If a Non Employee Director's service with the Company terminates by reason of death, disability (within the meaning of Code Section 22(a)(3)) or involuntary termination for any other reason, any Option Award granted under this Article XI to such Non-Employee Director after the 1999 annual meeting shall vest in full upon the date of termination and may be exercised for a period of two (2) years from the date of such termination, or until expiration of the Award, whichever is shorter.

(e)   Other   Provisions.   All   applicable   provisions   of  the  Plan  not
inconsistent with this Section 11.1 shall apply to Option Awards granted to Non-Employee Directors.

11.2  Payment of Annual Retainer.

(a) Payment in Shares. During the term of this Plan, each Non-Employee Director shall receive his or her Annual Retainer, in the form of quarterly payments in arrears, in the form of Shares, unless the Non-Employee Director elects to receive such payment in cash in accordance with paragraph (b), below. The total number of Shares to be issued to a Non-Employee Director pursuant to this
Section 11.2 shall be determined by dividing the dollar amount of the Annual Retainer due for the payment period (which shall be prorated in the event that the Non-Employee Director serves for less than a full quarter based on the number of days of service) by the average of the closing prices of Shares, as determined by the Committee, during the quarter constituting the payment period. In no event shall the Company be required to issue fractional Shares. Whenever under the terms of this Section the issuance of a fractional Share would otherwise be required, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share. The Shares issuable to Non-Employee Directors hereunder shall be issued and any remaining cash portion of the Annual Retainer shall be paid on the first business day immediately following the payment period. Shares issued pursuant to this Section 11.2 shall not be transferable unless registered under the Securities Act of 1933, as amended, or in the opinion of counsel to the Company, such registration is not required.

(b) Optional Payment in Cash. Non-Employee Directors who would otherwise receive payment of their Annual Retainer in Shares may make a written election prior to the payment date, in the manner and form prescribed for this purpose by the Committee, to receive payment in cash.

Article XII.......Non-Employee Director Share Purchase Rights

12.1  Share Purchase Rights.

(a) Annual Purchases. Each Plan Year each Non-Employee Director shall have the right to purchase from the Company such number of Shares whose aggregate Share Value does not exceed $20,000. Subject to the limitations in the Plan, Non-Employee Directors may exercise their rights to purchase Shares each Quarterly Period by completing an application on a form prescribed by the Committee. The application must be submitted to the Committee by the last business day of a Quarterly Period and accompanied by payment in full in cash or its equivalent for the aggregate Share Value of Shares to be purchased (the "Purchase Price"). The number of Shares to be purchased will be determined by dividing the Purchase Price by the Share Value of a Share for the Quarterly
Period. The Committee shall establish and maintain a separate account ("Account") for each participating Non-Employee Director. The number of Shares purchased during the Quarterly Period will be credited to the Non-Employee Directors' Accounts. No interest will be paid on funds held by the Committee pending determination of the number of Shares to be purchased during a Quarterly Period.

(b) Cash Dividends. All cash dividends paid by the Company on Shares held in a Non-Employee Director's Account will be paid in cash, unless the Non-Employee Director elects to have any such cash dividends automatically reinvested in additional Shares and credited to his account. The election shall be made in writing in accordance with such rules and procedures as the Committee may determine.

(c) Shareholder Rights. A Non-Employee Director will become a shareholder with respect to all Shares credited to his Account and shall have all of the rights of a shareholder, including but not limited to the right to vote Shares and the right to receive dividends.

12.2  Company Matching Contribution.

(a) Amount of Match. The Company will contribute to a Non-Employee Director's Account a Company Matching Contribution equal to up to 50% of the amount of the Non-Employee Director's Total Purchases (as defined below) during a Quarterly Period, subject to a maximum Company Matching Contribution of $10,000 per Plan Year. The Company Matching Contribution shall be paid to the Committee within ten (10) business days following the end of the applicable Quarterly Period, subject to deferral pursuant to Section 12.3. The number of Shares credited to a Non-Employee Director's Account will equal the amount of the Company Matching Contribution divided by the Share Value of a Share for the Quarterly Period.

(b) Total Purchases. A Non-Employee Director's Total Purchases during a Quarterly Period shall equal the sum of the aggregate Share Value of Director Shares purchased by the Non-Employee Director from the Company during the Quarterly Period pursuant to Section 12.1(a), the dollar amount of any Shares purchased by the Non-Employee Director under the Company's dividend reinvestment plan (including purchases with optional cash payments) during the Quarterly
Period, and the dollar amount of any Shares purchased by the Non-Employee Director in the open market during the Quarterly Period, as evidenced by confirmation slips or other similar documentation provided to the Committee.

12.3  Deferral Election.
(a) Deferral. Each Non-Employee Director may elect to defer receiving all or any portion of the Company Matching Contribution or the Annual Retainer that would otherwise be paid in Shares pursuant to Section 11.2. A deferral election shall be effective on the ____ day of the month that is coincident with or following the date the election is delivered. A deferral election must be in writing and delivered to the Committee.

(b) Stock Deferral Plan. All Shares deferred pursuant to Section 12.3(a) shall be deferred into and subject to all of the terms and conditions of the Company's Stock Deferral Plan.

12.4  Termination of Participation.

(a) Voluntary. A participating Non-Employee Director may terminate his Account at any time by completing a form authorized by the Committee and delivering it to the Committee. Promptly after receipt of the form, the Committee will transfer all certificates representing full Shares in the Non-Employee Director's Account to the Non-Employee Director and sell any fractional Shares at the current market price. The Committee will remit the proceeds from the sale of the fractional Shares less applicable brokerage fees to the Non-Employee Director within a reasonable period of time thereafter. No interest will be earned on the Account while it is awaiting payment.

(b) Termination of Director Status. Upon termination as a Non-Employee Director of the Company for any reason, the Non-Employee Director's participation in the Plan will cease. The former Non-Employee Director may either request the sale of all Shares in his Account at current market price or the transfer of all certificates representing full Shares in the Account to the former Non-Employer Director. A former Non-Employee Director who directs the Committee to sell Shares will be charged for the fees, commissions and other expenses incurred by the Committee in connection with the sale. No interest will be paid on the Account while it is awaiting payment.

12.5 Registration. Shares issued pursuant to this Article XII shall not be transferrable unless registered under the Securities Act of 1933, as amended, or in the opinion of counsel to the Company, such registration is not required.

Article XIII......Terms Applicable to All Awards Granted Under the Plan

13.1 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

13.2 No Consideration for Awards. Awards shall be granted to Key Employee Participants for no cash consideration unless otherwise determined by the Committee. Non-Employee Director Awards under Article XI shall be granted for no cash consideration unless otherwise required by law.

13.3 Awards May Be Granted Separately or Together; No Limitations on Other Awards to Non-Employee Directors. Subject to the limitations of Section 6.2, regarding Stock Appreciation Rights, Awards to Key Employee Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate and the terms and conditions of an Award need not be the same with respect to each such Participant. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Grants to the Non-Employee Directors pursuant to the Plan shall not limit the rights of such Non-Employee Directors to receive awards or other benefits provided under other plans of the Company or of any Affiliate.

13.4 Limitations on Transfer of Awards. Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a Key Employee Participant or Non-Employee Director Participant may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the Award after the Key Employee Participant's or Non-Employee Director Participant's death, as the case may be, and (b) transfer any award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

13.5 Term. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

13.6 Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or Shares issuable to such Participant under the Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an Award or upon a disqualifying disposition of Shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or Shares upon the grant, exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. The Committee may prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company and the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate.


13.7 Rights and Status of Recipients. No Employee, Participant (other than a Non-Employee Director Participant as provided in Article XI), or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate. The grant of an Award to a Non-Employee Director pursuant to Article XI of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company.

13.8 Awards Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company, except as may be provided under the terms of such plans or determined by resolution of the Board.

13.9 Share Certificates; Representation by Key Employee Participants; Registration Requirements. In addition to the restrictions imposed pursuant to
Article VII hereof, all certificates for Shares delivered under the Plan, whether pursuant to any Award or the exercise thereof or otherwise, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Key Employee Participant or other person who acquires Shares under the Plan by means of an Award originally made to a Key Employee
Participant to represent to the Company in writing that such Key Employee Participant or other person is acquiring the Shares without a view to the distribution thereof.

13.10 Amendments to Awards. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue, or terminate any Award granted under the Plan to a Key Employee Participant, prospectively or retroactively, but no such action shall impair the rights of any Key Employee Participant without his or her consent except as provided in Sections 4.3, 9.1(b), and 13.11.

13.11 Adjustment to Awards Upon Certain Acquisitions. In addition to and not in lieu of the authority granted the Committee under Section 4.3 hereof, in the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Key Employee Participants as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan granted to Key Employees as so adjusted.

13.12 Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Article XIV.......Amendment and Termination

14.1 Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any part thereof at any time it is deemed necessary or appropriate; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article XIV) adversely affect any Award granted and then outstanding under the Plan, without the consent of the respective Key Employee or Non-Employee Director Participant, as the case may be; and provided, further, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (ii) the listing requirements of the principal securities exchange or market on which the Shares are then traded (in order to maintain the listing or quotation of the Shares thereon).


14.2 Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

Article XV. General Provisions

15.1 Effective Date of the Plan. The Plan shall be effective as of September 23, 1993.

15.2 Term of Plan. The term of the Plan shall be indefinite except that no Incentive Stock Option Award shall be granted under the Plan after September 23, 2003. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Incentive Stock Option Award theretofore granted may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

15.3 Governing Law. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Florida and applicable federal laws.

15.4 Unfunded Status of Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Key Employee Participant, any Non-Employee Director Participant, or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

15.5 Headings. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be material or relevant to the construction or interpretation of the Plan or any provision thereof.

15.6 Severability. Whenever possible, each provision in the Plan and every Award and right at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award or right at any time granted under the Plan shall remain in full force and effect.